UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Rexahn Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	REXN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 7, 2020, Rexahn Pharmaceuticals, Inc. (the “Company”) notified Merck Sharp & Dohme B.V. (“Merck”) that it was terminating the Clinical Trial Collaboration and Supply Agreement (the “Collaboration Agreement”), dated as of August 16, 2018, by and between the Company and Merck, effective immediately, in connection with the Company’s determination to discontinue development of RX-5902 for the treatment of metastatic triple negative breast cancer (“TNBC”). The Company and Merck had entered into the Collaboration Agreement to evaluate the combination of RX-5902 and Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) in a Phase 2 clinical trial in patients with metastatic TNBC. The Company had previously disclosed that it was evaluating the development strategy for RX-5902, including whether to proceed with the trial.

The description of the terms of the Collaboration Agreement included under Item 1.01 of the Company’s Current Report on Form 8-K filed on August 21, 2018 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: April 9, 2020	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer